                                                                    EXHIBIT 10.3

                           RESTRICTED STOCK AGREEMENT

         This Restricted Stock Agreement (the "Agreement") is dated as of May 16, 2003 and is entered into between United Auto Group, Inc., a Delaware corporation (the "Company"), and ____________ (the "Grantee").

                                   WITNESSETH:

         WHEREAS, the Company is granting the Grantee restricted shares of voting common stock, par value $0.0001 per share (the "Common Stock"), of the Company, on the terms and conditions set forth herein and in the 2002 United Auto Group, Inc. Equity Compensation Plan (the "Plan").

         NOW, THEREFORE, the parties hereby agree:

         1. Defined Terms. Capitalized terms used in this Agreement and not specifically defined herein shall have the respective meanings ascribed thereto in the Plan. In the event of any inconsistency between the Agreement and the Plan, the terms of the Plan shall govern.

         2. Authority. The shares of Common Stock issuable to the Participant pursuant to this Agreement will be issued pursuant to the authority granted under the Plan (which has been provided to Grantee), and are subject to the terms and conditions of the Plan, as the same may be amended from time to time. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and interpretations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Participant.

         3. Grant of Restricted Stock. The Company hereby grants to Grantee ___ restricted shares of Common Stock (the "Shares"). The Shares will be restricted by being subject to vesting and non-transferability as hereafter provided in this Agreement and shall be subject to such limitations on transfer as are contained in the Plan, the federal and state securities laws applicable to the Shares or any other limitations on transferability as may be imposed by the Company.

         4. Risk of Forfeiture. The Shares will be subject to a substantial risk of forfeiture. The Participant must continue in his or her employment as set forth in the Plan on the vesting date(s) set forth below in order to vest in the ownership of the Shares. If the Participant's employment with the Company is terminated for any reason prior to the vesting date(s) as to any Shares, those Shares shall revert to the Company, except as set forth in the Plan. This Agreement is not an employment agreement and shall not confer on the Participant any right to be retained in the employment of Company.

         5. Restriction on Transfer. Until the Participant vests in the Shares, the Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered in any manner.

         6. Vesting of Shares. Subject to the restrictions set forth herein and in the Plan, the Shares shall vest as follows:

         One-third of the shares shall vest on May 16, 2004; one-third of the shares shall vest on May 16, 2005; and the remaining one-third of the shares shall vest on May 16, 2006.

         7. Issuance of Certificates. As promptly as practicable after the date hereof, the Company shall issue a certificate or certificates for the number of Shares specified herein, or, at its sole option, shall direct the Company's transfer agent to evidence the issuance hereunder by book-entry registration or other means in the name of Grantee. If stock certificates are issued in respect of the Shares, such certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank. In any event, a legend shall be placed upon such securities substantially as follows:

         THE SECURITIES REPRESENTED HEREBY ARE ISSUED PURSUANT TO A RESTRICTED STOCK AGREEMENT, DATED AS OF MAY 16, 2003 (THE "AGREEMENT"), BY AND BETWEEN UNITED AUTO GROUP, INC. AND THE PERSON IN WHOSE NAME THESE SECURITIES ARE REGISTERED. THE TERMS AND CONDITIONS OF THE AGREEMENT SUBJECT THESE SECURITIES TO A SUBSTANTIAL RISK OF FORFEITURE AND TO RESTRICTIONS ON TRANSFERABILITY.

At the expiration of the restricted period(s) applicable to the Shares, the Company shall deliver to the Participant or the legal representative of the Participant's estate stock certificates for such shares. If stock certificates were previously issued for the shares and a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

         8. Voting. Unless the Committee shall determine otherwise, the Participant shall be entitled to exercise any voting rights with respect to the Shares and receive any dividends paid with respect thereto. In the event that the outstanding securities of any class then comprising the Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the terms "Common Stock" or "Shares" shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the

Shares, or into or for which the Shares are so increased, decreased, exchanged or converted.

                Whenever the word "Grantee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators or personal representatives, the world "Grantee" shall be deemed to include such person or persons.

         9. Taxes.

         (i) Section 83(b) Election. The Participant understands that the taxable income recognized by the Participant as a result of the award of Shares hereunder, and the withholding liability and required date of withholding with respect thereto, if any, will be affected by a decision by the Participant to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (an "83(b) Election"). The Participant understands and agrees that the Participant will have the sole responsibility for determining whether to make an 83(b) Election with respect to the Shares, and for properly making such election and filing the election with the relevant taxing authorities on a timely basis. The Participant acknowledges that the Company has urged the Participant to consult with the Participant's own tax advisor with respect to the desirability of and procedures for making an 83(b) Election with respect to the Shares, including when the election should be made. The Participant agrees to submit to the Company a copy of any 83(b) Election with respect to the Shares immediately upon filing such election with the relevant taxing authority.

         (ii) Withholding. By the execution of this Agreement, the Participant agrees to pay to the Company the amount of federal, state and local taxes that the Company is required to withhold and remit to the taxing authorities applicable to the Participant as a result of the transactions contemplated by this Agreement (collectively, "Taxes"). The Participant shall pay to the Company an amount equal to the Taxes the Company is required to withhold and remit as calculated by the Company in accordance with the rules and regulations of applicable taxing authorities governing the calculation of such withholding. The Participant shall make such withholding payment to the Company on the vesting date(s) or upon the Participant making an 83(b) Election. If the Participant does not make a Section 83(b) Election, the withholding can be satisfied by having the Company retain from the Shares Common Stock having a fair market value equal to the amount of the withholding obligation by completing the election form attached hereto as Exhibit 1.

         If the Participant fails or refuses to make such payment to the Company on its due date, the Participant hereby authorizes the Company, in addition to any of its other remedies, to withhold from any other compensation or payments due by the Company to the Participant an amount sufficient to pay such withholding plus interest as hereafter provided until such withholding and interest is paid in full.

         10. Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram, telex, facsimile transmission or by registered or certified mail, postage prepaid, with return receipt requested, as follows:

                (a) If to the Company:

                      United Auto Group, Inc.
                      2555 Telegraph Road
                      Bloomfield Hills, Michigan 48302
                      Facsimile: (248) 648-2155
                      Attn:  Robert H. Kurnick, Jr.

or to such other address or to the attention of such other person as the Company shall designate by written notice to the Grantee; and

                (b) If to the Grantee:

                      ---------------
                      United Auto Group, Inc.
                      One Harmon Plaza, 9th Floor
                      Secaucus, NJ 07094


or to such other address as the Grantee shall designate by written notice to the company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the party to whom such notice is given.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       UNITED AUTO GROUP, INC.


                                       By:
                                          ----------------------------------
                                          Robert H. Kurnick, Jr.
                                          Executive Vice President,
                                          Secretary and General Counsel



                                          ----------------------------------
                                          Name

Exhibit 1. Withholding Notice

                            WITHHOLDING ELECTION FOR
                                RESTRICTED SHARES

INSTRUCTIONS

1. You can use this election form if you would like to have some of your restricted shares retained by the Company when they vest and used to satisfy your tax withholding obligations. If you do not file this election with the Company's Secretary on or before the date your restricted shares vest, you must pay the Company the amount of your federal, state and local tax withholding obligation with respect to such restricted shares by cash or check at the time you recognize income with respect to such restricted shares, or you must make other arrangements with the Company to satisfy this obligation.

2. DO NOT FILE THIS FORM IF YOU HAVE MADE AN ELECTION WITH RESPECT TO THE RESTRICTED SHARES UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE.

3. If you would like to have some of your restricted shares used to satisfy tax withholding obligations, you should file this Withholding Election on or before the date your restricted shares vest.

4. You may amend this election at any time by filing a subsequently dated Withholding Election form with the Company's Secretary. Copies of this form may be obtained from the Company's Secretary.

5. Please call the Company's Secretary if you have any questions about this Withholding Election form.

I hereby elect to have United Auto Group, Inc. retain a number of shares of Common Stock from the award granted to me equal to the number of shares necessary to satisfy the Company's federal, state and local tax withholding obligation with respect to the vesting of such restricted shares.



--------------------------------------
             (Signature)
Name:
Date:
     ---------------------------------